Exhibit 10.162

FOURTH MODIFICATION AGREEMENT

THIS FOURTH MODIFICATION AGREEMENT (the "Agreement") is made as of the 28th day of March, 2002, by and among E-LOAN, INC. (the "Borrower"), and GMAC Bank, a federal saving bank (the "Lender").

BACKGROUND

The Borrower and the Lender entered into a Warehouse Credit Agreement, dated as of November 1, 2001, as amended (as so amended, the "Warehouse Credit Agreement") pursuant to which the Lender agreed to make advances (the "Advances") to the Borrower in accordance with the provisions of the Warehouse Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Warehouse Credit Agreement.

The Advances are evidenced by the Borrower's Amended and Restated Note, dated as of December 17, 2001 (the "Note") in the stated principal amount of $70,000,000 and secured by, among other things, a Warehouse Security Agreement dated as of November 1, 2001, as amended (as so amended, the "Warehouse Security Agreement") between the Borrower and the Lender granting the Lender a security interest in certain of the Borrower's assets.

The Borrower has requested that the Lender make certain modifications to the terms of the Warehouse Credit Agreement, and the Lender has agreed to such modification, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Warehouse Credit Agreement. The Warehouse Credit Agreement is hereby amended as follows:

(a) The definition of "Commitment" contained in Section 1.01 of the Warehouse Credit Agreement is amended to read in full as follows:

""Commitment" shall mean the obligation of the Lender to make Advances in an aggregate principal amount outstanding at any time not to exceed $50,000,000, or such other amount as Lender, in its sole discretion, may determine from time to time."

(b) The definition of "Expiry Date " contained in Section 1.01 of the Warehouse Credit Agreement is revised as follows:

"Expiry Date" shall mean the earlier of (i) March 31, 2003, as such date may be extended upon mutual agreement between the Borrower and the Lender from time to time, and (ii) the date that is 120 days after the date on which the Lender shall have given the Borrower the notice referred to in Section 9.13 hereof.

(c) Section 2.01 of the Warehouse Credit Agreement is amended to read in full as follows:

"2.01 Commitment. Subject to and upon the terms and conditions set forth herein, the Lender agrees, at any time and from time to time prior to the Expiry Date (or such earlier date as the Commitment shall have been terminated pursuant to the terms hereof), to make an advance or advances (each an "Advance" and, collectively, the "Advances") to the Borrower, which Advance: (i) shall be made at any time and from time to time in accordance with the terms hereof on and after the Effective Date and prior to the Expiry Date; (ii) shall bear interest as provided in Section 2.07; (iii) may be prepaid and reborrowed in accordance with the provisions hereof; and (iv) shall be made against the pledge by the Borrower of Eligible Mortgage Loans, Eligible Nonconforming Mortgage Loans, Eligible HELOCs or Liquid Assets as Collateral for such Advance as provided herein and in the Warehouse Security Agreement; provided, however, that (1) the aggregate principal amount of Advances outstanding at any time shall not exceed the lesser of (x) the Commitment and (y) an amount equal to: the Borrowing Base, at such time minus (b) $2,000,000, (2) the aggregate principal amount of Advances outstanding at any time secured by Mortgage-backed Securities shall not exceed 0% of the Commitment, (3) the aggregate principal amount of Wet Advances outstanding at any time shall not exceed 40% of the Commitment, (4) the aggregate principal amount of Advances outstanding at any time secured by Jumbo Loans shall not exceed 40% of the Commitment, (5) the aggregate principal amount of Advances outstanding at any time secured by Eligible Nonconforming Mortgage Loans shall not exceed $5,000,000 (the "Nonconforming Commitment"), (6) the aggregate principal amount of Advances outstanding at any time secured by Credit A- Loans shall not exceed 100% of the Nonconforming Commitment, (7) the aggregate principal amount of Advances outstanding at any time secured by Credit B Loans shall not exceed 100% of the Nonconforming Commitment, (8) the aggregate principal amount of Advances outstanding at any time secured by Credit C Loans shall not exceed 50% of the Nonconforming Commitment, (9) the aggregate principal amount of Advances outstanding at any time secured by Credit D Loans shall not exceed 0% of the Nonconforming Commitment, (10) the aggregate principal amount of Advances outstanding at any time secured by Eligible HELOCs shall not exceed $5,000,000 (the "HELOC Commitment") and (11) the aggregate principal amount of Advances outstanding at any time secured by Eligible Nonconforming Mortgage Loans and Eligible HELOCs shall not exceed $5,000,000."

(d) Section 2.07(a) of the Warehouse Credit Agreement is amended to read in full as follows:

"2.07 Interest. The Borrower agrees to pay interest in respect of the outstanding principal amount of the Advances from the date the proceeds thereof are made available to the Borrower until the maturity thereof (whether by acceleration or otherwise) (i) with respect to Advances secured by Eligible Mortgage Loans, at a rate per annum equal to 1.50% in excess of the LIBOR Rate in effect from time to time and (ii) with respect to Advances secured by Eligible Nonconforming Mortgage Loans or Eligible HELOCs, at a rate per annum equal to 2.00% in excess of the LIBOR Rate in effect from time to time; provided, however, that with respect to any Advance which is disbursed by cashier's check, the applicable rate of interest, calculated in accordance with the provisions of this Section 2.07(a), shall be reduced by 0.25% during the first fifteen (15) days that such Advance is outstanding; and provided, further, that, with respect to any Advance secured by a Mortgage Loan which is the subject of an Interest Rate Commitment, the applicable rate of interest, calculated in accordance with the provisions of this Section 2.07(a), shall be reduced by 0.25%, and provided, further, that, with respect to any Advance secured by an Eligible Aged Mortgage Loan, Eligible Aged Nonconforming Mortgage Loan, or an Eligible Aged HELOC, the applicable rate of interest, calculated in accordance with the provisions of this Section 2.07(a), shall be increased by 0.50%."

(e) Sections 4.02(a), 4.02(c) and 4.02(d) of the Warehouse Credit Agreement is amended to read in full as follows:

"(a) if on any date the aggregate principal amount of Advances outstanding (after giving effect to all other repayments thereof on such date) exceeds the lesser of (x) the Commitment or (y) an amount equal to: (i) the Borrowing Base as then in effect minus (ii) $2,000,000, the Borrower shall immediately prepay the principal of Advances in an aggregate amount equal to such excess;"

(f) Section 4.03(a) of the Warehouse Credit Agreement is amended to read in full as follows:

"(a) So long as no Default or Event of Default has occurred and is continuing or would result therefrom, upon the Borrower's request therefor accompanied by a prepayment by the Borrower of Advances in an amount sufficient to cause the amount of Advances outstanding to be less than or equal to: (x) the Borrowing Base (calculated without reference to any Collateral which the Borrower requests be released from the Lien granted pursuant to the Warehouse Security Agreement) minus (y) $2,000,000, and a deposit by the Borrower of such amount as the Lender shall designate as a reserve for application to any fees, accrued interest or breakage costs payable with respect to the calendar month in which such prepayment occurs, the Lender shall, within one Business Day after the later of the receipt of such request or such prepayment and deposit, release from the Lien granted pursuant to the Warehouse Security Agreement and deliver to the Borrower in accordance with the terms of the Warehouse Security Agreement (i) the Collateral corresponding to such Mortgage Loan(s) or Mortgage-backed Security(ies) and (ii) the Collateral Documents pertaining thereto."

(g) Section 4.04(c) of the Warehouse Credit Agreement is amended to read in full as follows:

"(c) The Borrower shall make a deposit in immediately available funds into the Warehouse Payment Account by 4:00 p.m. on the Business Day on which the release of the Lender's security interest in such Mortgage Loan or Mortgage-backed Securities is scheduled to occur pursuant to the purchase by an Investor under a Purchase Commitment, in an amount equal to the amount by which the aggregate amount of Advances outstanding exceeds: (i)  the Borrowing Base (calculated without reference to any such Mortgage Loan or Mortgage-backed Security) minus (ii) $2,000,000."

(e) Section 8.15 of the Warehouse Credit Agreement is amended to read in full as follows:

"8.15 Portfolio Aging. The Borrower will not at any time permit the aggregate principal amount of the Eligible Mortgage Loans then pledged as Collateral that have an Origination Date that is more than 60 days prior to such time ("Eligible Aged Mortgage Loans"), to exceed 12% of the aggregate principal amount of all Eligible Mortgage Loans that are pledged as Collateral at such time and will not at any time permit the aggregate principal amount of the Eligible Nonconforming Mortgage Loans then pledged as Collateral that have an Origination Date that is more than 60 days prior to such time ("Eligible Aged Nonconforming Mortgage Loans"), to exceed 15% of the aggregate principal amount of all Eligible Nonconforming Mortgage Loans that are pledged as Collateral at such time, and will not at any time permit the aggregate principal amount of the Eligible HELOCs then pledged as Collateral that have an Origination Date that is more than 60 days prior to such time ("Eligible Aged HELOCs"), to exceed 0% of the aggregate principal amount of all Eligible Nonconforming Mortgage Loans that are pledged as Collateral at such time."

2. Warehouse Security Agreement. Section 4(a) of the Warehouse Security Agreement is amended to read in full as follows:

"(a) So long as no Default or Event of Default has occurred and is continuing or would result therefrom, upon the Assignor's request therefor and a prepayment by the Assignor of Advances in an amount sufficient to cause the amount of Advances outstanding to be less than or equal to: (x) the Borrowing Base (calculated without reference to any Collateral which the Assignor requests be released from the Lien granted pursuant hereto) minus (y) $2,000,000, and a deposit by the Assignor of such amount as the Lender shall designate as a reserve for application to any fees, accrued interest or breakage costs payable under the Warehouse Credit Agreement with respect to the calendar month in which such prepayment occurs, the Lender shall, within one Business Day after the later of the receipt of such request or such prepayment and deposit, release from the Lien granted pursuant hereto and deliver to the Assignor (i) the Collateral corresponding to such Mortgage Loan(s) or Mortgage-backed Security(ies) and (ii) the Collateral Documents pertaining thereto."

3. References to Credit Documents. Upon the effectiveness of this Agreement:

(a) Each reference in the Warehouse Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference in the Restated Note and the Warehouse Security Agreement to the Warehouse Credit Agreement, shall mean and be a reference to the Warehouse Credit Agreement as amended hereby;

(b) Each reference in the Warehouse Credit Agreement and the Warehouse Security Agreement to the Note shall mean and be a reference to the Restated Note; and

(c) Each reference in the Warehouse Credit Agreement and the Note to the Warehouse Security Agreement shall mean and be a reference to the Warehouse Security Agreement as amended hereby.

4. Ratification of Documents.

(a) Except as specifically amended herein or amended and restated in the Restated Note, the Warehouse Credit Agreement, the Note and the Warehouse Security Agreement shall remain unaltered and in full force and effect and are hereby ratified and confirmed.

(b) The execution, delivery and effectiveness of this Agreement and the Restated Note shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lender under the Warehouse Credit Agreement, the Note or the Warehouse Security Agreement nor constitute a waiver of any default or Event of Default under the Warehouse Credit Agreement, the Note or the Warehouse Security Agreement.

5. Representations and Warranties. The Borrower hereby certifies that (i) the representations and warranties which it made in the Warehouse Credit Agreement and the Warehouse Security Agreement are true and correct as of the date hereof and (ii) no Event of Default and no event which could become an Event of Default with the passage of time or the giving of notice, or both, under the Note, the Warehouse Credit Agreement or the Warehouse Security Agreement exists on the date hereof.

6. Miscellaneous.

(a) This Agreement shall be governed by and construed according to the laws of the State of Delaware without regard to principles of conflicts of laws and shall be binding upon and shall inure to the benefit of the parties hereto, their successors and assigns.

(b) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(c) This Agreement is intended to take effect as a document under seal.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

E-LOAN, INC.

By:____________________________________

President

GMAC Bank

By:____________________________________